No. 11-2039			THE STATE OF TEXAS COUNTY OF WARD
FILED
AT 12:00 PM ON THE 16th DAY OF May A.D. 2011
I hereby certify that this instrument was filed on the date and at the time stamped hereon by me and was duly RECORDED in the Records of Ward County, Texas, In the Volume and Page as noted hereon by me.

NATRELL CAIN			/s/ Natrell Cain Natrell Cain, County Clerk Ward County, Texas
COUNTY CLERK, WARD COUNTY TEXAS		By	/s/ Lorna Hawkins	Lorna Hawkins Deputy
By	/s/ Lorna Hawkins	RECORDED May 16, 2011; 04:00 PM
	Deputy	OPR RECORDS, Volume 906, Page(s) 308 - 311

Energy Producers Inc.
c/o Dennis Alexander
6564 Smoke Treelane
Scottsdale, AZ 85253

VOL. 906 PAGE 308	2039

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS; YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE, effective as of 7:00 am March 1, 2011 is by and between Ginzoil, Inc. whose address is 50 Commonwealth Ave, 2, Boston, MA 02116(“Assignor”), and Energy Producers, Inc., a wholly owned subsidiary of EGPI Firecreek, Inc. whose address is 6564 Smoke Tree Lane, Scottsdale, Arizona 85253 (collectively, “Assignee”).

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Assignor shall sell, transfer, convey, assign and deliver to Assignee, and Assignee shall purchase from Assignor, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts, charges, hypothecations, or monetary encumbrances whatsoever other than those for which an adjustment to the selling price has or shall be made, or adverse claims, title defects or restrictions (each, a “Lien”) Assignor’s right, title and interest in and to the well(s) located on, and at all depths from surface to at least 8500’ feet (in the North forty (40) acres only), and the leasehold estate of, the J.B. Tubb lease, as described in Exhibit “A” attached hereto, Ward County, Texas (the “Tubb Lease”), consisting of no less than a 75% working interest with a 56.25% net revenue interest, along with all lease equipment, tanks and all other equipment, appurtenances, fixtures and property of every kind and character, movable or immovable, now and in the future used in connection with operating the well(s): ALL of Assignor’s right’s and obligations existing under all contracts and agreements, including but not limited to, operating agreements, unitization agreements, pooling agreements, declarations of pooling or unitization, farmout agreements, assignments, tax partnerships, disposal agreements, injection agreements, gas sales contracts, gas processing contracts, and Paragraph 5 of that certain Assignment of April 19, 1992 from Amoco Production Company to Desert States Energy, Inc. Assignee has the duty to plug abandoned wells on said lease when required by law. A copy of all agreements described herein have been previously delivered by the Assignor to the Assignee: and

Seventy-Five percent (75%) of One-Hundred percent (100%) working interest (56.25% net royalty interest) herein conveyed in the Highland Production Company (Crawar) #2 well-bore only; with depth of ownership 4700’ to 4900’ ft, in well-bore, described as: The Highland Production Company (Crawar) #2 well-bore, API No, 42-475-33611, located on the J.B. Tubb Lease in W ½ of the NW ¼ of Sec. 18, Block B-20, Public School Lands, Ward County, Texas at 1787 FNL and 853 FWL being on the South Forty (40) acres of the J.B. Tubb Lease, Ward County, Texas.

VOL. 906 PAGE 309

The purchase price paid for the Tubb Lease shall be reduced by that portion of any and all liabilities of, or Liens of attached to or associated with the Tubb Lease or its Operator that would have been the responsibility of the Assignor had the transactions herein contemplated not have taken place as determined on the closing date or shall thereafter become known to Assignee that were incurred prior to the effective date. Further, the Assignor agrees to deliver to Assignee all documents, if any, evidencing the release of any and all liabilities and Liens on the Tubb Lease.

ALL of Assignor’s rights, title and interest of every kind free and clear of all Liens in and to oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, to the extent produced from the well(s) and leasehold interest (all of the above being herein called (the “Property”), to have and to hold unto Assignee, its successors and assigns forever.

Equipment List

The following is the current & present equipment list that Energy Producers Inc. will acquire 75% ownership rights, on the J.B. Tubb property: 2 (Two) 500 barrels metal tanks, 1 (One) 500 barrell cement salt water tank- (open top), 1 (One) heater treater/oil & gas separator, all flow lines, on the north forty acres, well-heads, 2 (two) Christmas tree valve systems on well-heads, 3 (Three) well heads, three wells (well-bores), Model 320D Pumpjack Serial No. E98371M/456604, One (1) Fiberglass lined heater-treater, One (1) Test pot, Tubing string Rods and down hole pump.

EXCEPT AS PROVIDED HEREIN ASSIGNOR MAKES NO EXPRESSED OR IMPLIED WARRANTIES OR REPRESENTATIONS AS TO THE QUALITY, MERCHANTABILITY, OR FITNESS OF THE PROPERTY FOR ASSIGNEE’S INTENDED USE OR FOR ANY USE WHATSOEVER AS ASSIGNEE ACCEPTS THE PROPERTIES “AS IS”, “WHERE IS”, “WITH ALL FAULTS”, IN PRESENT CONDITION, STATE OF REPAIR OR PRODUCTION.

This instrument binds the parties and their successors and assigns.

GINZOIL, Inc., Assignor

By:	/s/ Doug D Agata
Doug D Agata, President

Energy Producers Inc. a wholly owned subsidiary of EGPI FIRECREK, INC., Assignee

By:	/s/ Dennis R Alexander
Dennis R Alexander, CEO, on behalf of EGPI Firecreek, Inc., sole shareholder of Energy Producers Inc.

VOL. 906 PAGE 310

STATE OF MA                        }
COUNTY OF SUFFOLK        }

This instrument was acknowledged before me on the 6 day of April, 2011 by Doug D Agata, the President of GINZOIL, Inc., a corporation on behalf of said corporation.

/s/ Whitney Taylor
NOTARY PUBLIC, State of MA

STATE OF ARIZONA }

COUNTY OF }

This instrument was acknowledged before me on the   9th   day of                   , 2011 by Dennis Alexander, the CEO of EGPI Firecreek, Inc., sole shareholder of Energy Producers, Inc. on behalf of energy Producers, Inc.

/s/ Melvena Alexander
NOTARY PUBLIC, State of Arizona

VOL. 906 PAGE 311

Exhibit “A”

Attached to and made part of that certain Assignment and Bill of Sale between Ginzoil, Inc., ASSIGNOR, and Energy Producers, Inc. as ASSIGNEE.

J.B. TUBB “18-1”, being the W 1/2 of the NW 1/4 of Section 18, Block B-20, Public School Lands, Ward County, Texas, containing Forty (North 40) acres only. Rights being assigned to area highlighted in yellow upper half of the left corner of section 18.

Official Receipt(Original) Printed on 5/16/2011 at 2:55:08PM

COUNTY CLERK NATRELL CAIN 400 S. ALLEN SUITE 101 MONAHANSTX79756 (432) 943-3294

Receipt Number :	176930	Rec. By :	JMartinez

Date Paid :	05/16/2011	Payment :	Money Order Payment

Paid By :	BANK OF AMERICA/THOMAS RICHARDS		MO No :008919280

Cost Code	Amount Owed	Amount Paid	Balance Owed	Type
CHS$1	1.00	1.00	0.00	CL
ARCH-REC	5.00	5.00	0.00	CL
RMP-FILE	5.00	5.00	0.00	OT
RECORDING	17.00	17.00	0.00	CL
Totals :	28.00	28.00	0.00

Original Amount Owed :	28.00	Payment Remarks: REC 2039/ASSIGNMENT
Amount Paid :	28.00
Amount Applied :	28.00
Total Paid :	28.00
Credit Balance :
Total Owed :	0.00

Received By

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